EXHIBIT 99.1

RISK FACTORS

The following risk factors supplement and update the risk factors disclosed in Part I, Item 1A of the Annual Report on Form 10-K of Axe Compute Inc. (the "Company," "we," "us," or "our") for the fiscal year ended December 31, 2025 (the "2025 Form 10-K"), and reflect the Company's expansion into the purchase, ownership, and operation of GPU computing infrastructure deployed in data center facilities. These risk factors should be read together with the risk factors and other information contained in the 2025 Form 10-K and our subsequent filings with the U.S. Securities and Exchange Commission. To the extent the following is inconsistent with the risk factors in the 2025 Form 10-K, the following supersedes those risk factors. Any of the following risks could materially and adversely affect our business, financial condition, results of operations, and prospects, and the trading price of our common stock could decline. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Ownership and Operation of GPU Computing Infrastructure

Our expansion into owning and operating GPU computing infrastructure is capital-intensive and will require substantial and growing capital expenditures, and any inability to obtain capital on acceptable terms may adversely affect our business.

We have historically pursued an asset-light operating model under which we did not own GPU computing hardware within physical data center facilities and instead provided access to GPU compute capacity primarily through infrastructure made available by the Aethir network. We have now expanded our business to purchase, own, and operate GPU computing hardware. This owned-asset model is substantially more capital-intensive than our prior model and will require significant and growing capital expenditures to procure, deploy, maintain, upgrade, and expand our infrastructure. We expect to fund these expenditures through a combination of customer deposits and prepayments, cash from operations, and equity and debt financing, which may not be available to us on favorable terms, or at all. If adequate financing is not available when required, we may be unable to acquire the hardware and infrastructure necessary to fulfill our customer commitments or execute our growth strategy. If we raise additional funds through equity or convertible securities, our existing stockholders may experience substantial dilution, and any such securities may have rights, preferences, and privileges senior to those of our common stock.

The GPUs and related infrastructure we will now own are subject to rapid technological obsolescence, and our results of operations depend on our ability to accurately estimate their useful lives and to avoid impairment of these assets.

Unlike our prior model, in which we did not own the underlying compute hardware, we now bear the full economic risk of the GPUs and related equipment we purchase. GPU technology is advancing rapidly, and newer generations of GPUs that offer materially better performance, efficiency, or total cost of ownership are introduced frequently. As a result, the GPUs and related infrastructure we will now own may become obsolete, decline in value, or generate lower pricing and utilization than we anticipate before the end of their expected useful lives. We must make estimates regarding the useful lives of our computing equipment and our ability to redeploy that equipment beyond the term of any initial customer contract, and we cannot guarantee that these estimates will prove accurate. If our assumptions regarding useful lives, residual values, redeployment, or utilization prove incorrect, or if events or changes in circumstances indicate that the carrying amount of our infrastructure may not be recoverable, we may be required to accelerate depreciation or record material impairment charges, which could materially and adversely affect our reported financial results.

A substantial portion of our compute revenue is expected to be derived from a limited number of customers and contracts, and the loss of, or non-performance by, any such customer would adversely affect our business.

We expect that, for the foreseeable future, a substantial portion of our compute revenue will be concentrated among a small number of customers and contracts. This concentration exposes us to heightened counterparty credit risk and to the risk of non-payment or non-performance, including in the event a customer experiences financial difficulty, insolvency, or bankruptcy. Although our contract is structured on a take-or-pay basis and secured with a deposit, prepayment, and monthly in-advance payments, we cannot assure you that a customer will perform its obligations, that the definitive agreement will be enforceable in accordance with its terms, or that a customer will exercise any renewal option. The loss of, a default by, a dispute with, or a significant reduction in spending by any one of our major customers, or our inability to replace such revenue on comparable terms, could have a disproportionate adverse effect on our business, results of operations, and financial condition.

Our compute business depends on the operation of dedicated data center facilities, including the availability of reliable power and cooling, and operational failures at these facilities could materially disrupt our ability to serve customers.

Our expanded business depends on deploying and operating owned GPU infrastructure within dedicated data center facilities. The performance, availability, and delivery of our services depend on numerous factors, many of which are outside our control, including the continued availability and functioning of power and cooling systems, the success or failure of redundancy, disaster recovery, and business continuity systems, and decisions or failures by the third-party owners and operators of the facilities in which our infrastructure is installed. Such data centers and associated infrastructure are also subject to risks of damage, interruption, or destruction from power outages, equipment failures, fires, floods, natural disasters, physical or cybersecurity attacks, human error, and other events. Because the deployment under our largest contract to date is concentrated in a single facility, any prolonged outage, capacity constraint, or other disruption affecting that facility could prevent us from meeting contracted service levels, expose us to service credits, penalties, or termination rights, and materially and adversely affect our business.

Our business could be harmed if we are unable to secure sufficient power, or by increases in the cost of power or the imposition of new regulatory requirements on data center power consumption.

Operating owned GPU infrastructure requires access to substantial, reliable, and cost-effective electrical power; our largest deployment to date requires 4.8 megawatts of committed power capacity alone. The rapid expansion of AI and large-scale data center development has significantly increased electricity demand in certain markets, and policymakers, utilities, and regulators are increasingly scrutinizing the impact of data centers on ratepayers, grid reliability, and the environment. We may face power outages, shortages, capacity constraints, interconnection delays, or significant increases in the cost of securing power, any of which could limit our ability to operate or expand our infrastructure. In addition, governments may impose new requirements on data center operators, including obligations to fund grid upgrades, procure dedicated generation, enter into long-term capacity arrangements, accept curtailment during periods of grid stress, or satisfy additional permitting, carbon reporting, or cost-allocation requirements, and may restrict, condition, or delay new data center development. The global energy market has experienced significant volatility and inflationary pressure, and we expect power costs to remain volatile and unpredictable. Any of these developments could increase our operating costs, impair our ability to serve customers, delay our growth, and materially and adversely affect our business.

We depend on a limited number of suppliers, and primarily on NVIDIA, for the GPUs and other hardware we purchase, and any supply disruption, delay, or price increase could impair our ability to deploy infrastructure and fulfill customer commitments.

Our ability to acquire and deploy owned GPU infrastructure depends on our ability to procure GPUs and related hardware in sufficient quantities, on acceptable terms, and within timeframes consistent with our customer commitments. We source GPU hardware primarily from NVIDIA, which is currently the dominant supplier of GPUs used for AI training and inference, and we do not manufacture any hardware ourselves. Reliance on a limited number of suppliers exposes us to a range of risks, including limited availability of the latest-generation components, lack of control over production costs, delivery, and pricing, extended or unpredictable lead times, the potential for binding price or purchase commitments at above-market rates, supplier prioritization of other customers, and shifts in market-leading technologies away from those offered by our current suppliers. Our suppliers in turn rely on complex networks of third-party suppliers, including semiconductor foundries such as Taiwan Semiconductor Manufacturing Company, and any disruption affecting these upstream suppliers, whether due to geopolitical factors, capacity constraints, or natural disasters, could affect the availability and cost of the hardware we require. The loss of or significant disruption to our access to NVIDIA GPU supply and related hardware, or material price increases or extended delivery lead times, could delay our deployments, including our targeted third-quarter 2026 deployment, reduce our available capacity, and materially and adversely affect our business.

We may be unable to deploy our owned infrastructure on the timelines we have committed, and delays in deployment could result in penalties, lost revenue, or reputational harm.

Our largest contract to date contemplates a dedicated cluster purpose-built to the customer's specifications, with a targeted deployment start in the third quarter of 2026. The procurement, integration, configuration, and commissioning of large-scale GPU clusters and associated storage, networking, power, and cooling infrastructure is complex and subject to numerous potential points of failure, including hardware delivery delays, facility readiness, the availability of data center equipment such as switchgear, power distribution units, and cooling equipment, the availability of skilled labor, and dependence on third-party facility operators and contractors. Our forward-looking statements regarding deployment are subject to risks relating to the execution and enforceability of the definitive agreement, hardware supply chain constraints, and facility readiness. If we are unable to deploy contracted infrastructure on the agreed schedule, we may be subject to service credits, penalties, delayed or reduced revenue, customer disputes, termination rights, or reputational harm, any of which could materially and adversely affect our business.

If customer demand is insufficient to utilize the capacity we build, or if we are unable to redeploy infrastructure following the expiration or termination of a contract, we may not realize the expected returns on our capital investments.

The owned-asset model requires us to commit substantial capital to acquire and deploy infrastructure, often in advance of, or in reliance upon, specific customer contracts. Our expected returns depend on sustained customer demand and high utilization of the capacity we build. If a customer reduces its usage, does not renew or terminates its contract, or if we are otherwise unable to redeploy or resell capacity on economically attractive terms following the expiration of an initial contract term, we may experience underutilized capacity, stranded assets, reduced margins, or impairment charges. Because our infrastructure is purpose-built and concentrated, and because GPUs are subject to rapid obsolescence, we may be unable to repurpose assets for other customers or workloads without incurring additional cost or delay. Any failure to achieve sufficient utilization of our owned infrastructure could materially and adversely affect our business, results of operations, and financial condition.

We expect to incur indebtedness and to use secured or asset-backed financing structures to fund our infrastructure, and our leverage could adversely affect our financial condition and flexibility.

To fund the acquisition of GPU infrastructure, we may incur substantial indebtedness and may pursue secured financing arrangements, including asset-backed, equipment-financing, or other collateralized structures, in which our GPUs and related assets serve as collateral. Companies in our industry carry significant indebtedness and finance GPU purchases through delayed draw term loans, original equipment manufacturer financing arrangements, and similar structures secured by the depreciable cost of GPU servers. A substantial level of indebtedness could require us to dedicate a significant portion of our cash flow to debt service, increase our vulnerability to adverse economic and industry conditions, limit our ability to obtain additional financing, restrict our operational and strategic flexibility through restrictive covenants, and expose us to the risk of acceleration or foreclosure on pledged assets in the event of a default. The management of a more complex capital structure, including multiple layers of secured and unsecured debt with differing covenants, maturities, and priorities, could increase our financial and operational risks and heighten the risk of disputes among creditors. Rising or volatile interest rates would increase the cost of any floating-rate indebtedness, and we may be required to enter into interest rate hedging arrangements that may not be effective.

We have a limited operating history operating an owned-infrastructure GPU business, which makes it difficult to evaluate our business and prospects.

We have only recently expanded into purchasing, owning, and operating GPU computing infrastructure, and we have a limited operating history under this business model. Our prior compute model was asset-light and distributed, and the owned-infrastructure model requires different capabilities, including the procurement and lifecycle management of hardware, the operation of dedicated data center deployments, the management of large multi-year take-or-pay contracts, and the management of capital-intensive financing. Our limited experience delivering and managing longer-term, large-scale customer contracts may expose us to cost overruns, underutilized capacity, performance obligations, service-level commitments, and other contractual liabilities. As a result, our historical results are not indicative of our future performance, our future results may be difficult to predict and may fluctuate significantly from period to period, and you should consider our business and prospects in light of the risks and uncertainties frequently encountered by companies operating in new and rapidly evolving capital-intensive markets.

Updates to Existing Risk Factors

The energy and environmental demands of data centers and GPU compute infrastructure may constrain the growth of the compute market and result in increased regulatory costs or operational limitations.

Data centers are significant consumers of electrical power, and this level of energy consumption has attracted increasing scrutiny from regulators, utilities, and environmental groups, which may result in additional restrictions, permitting requirements, carbon reporting obligations, or energy surcharges that increase the cost of GPU compute infrastructure. Because we will now own and operate GPU computing infrastructure deployed in dedicated data center facilities that require substantial committed power, including 4.8 megawatts of dedicated power for our largest deployment to date, constraints on available power capacity, increases in the cost of power, and new regulatory or environmental requirements directly affect our operating costs and our ability to expand. In addition, reputational and environmental, social, and governance concerns relating to the energy and water footprint of AI compute infrastructure could adversely affect our business relationships, our access to capital, and our ability to obtain permits and approvals.

Geopolitical tensions and trade restrictions, particularly between the United States and China, could disrupt GPU supply chains and limit our addressable market.

The global GPU compute market depends heavily on complex international supply chains, including semiconductor manufacturing concentrated in Taiwan and South Korea, and geopolitical tensions between the United States and China have already resulted in restrictions on the export of certain advanced semiconductors, including certain NVIDIA GPU products. Because we will now own GPU hardware sourced primarily from NVIDIA, geopolitical tensions, tariffs, economic sanctions, and export controls directly affect the cost, availability, and delivery lead times of the GPUs and related components we acquire. Increasing use of tariffs and export controls has impacted, and may in the future impact, the availability and cost of GPUs and other components, and expansion or reinterpretation of U.S. export controls covering advanced computing hardware could limit the availability of components or require reconfiguration of our deployment plans. Any such disruption could increase our procurement costs, delay our deployments, including our targeted third-quarter 2026 deployment, and materially and adversely affect our compute business and our ability to execute our strategy.

Demand for GPU compute is highly concentrated, and a slowdown in AI-related spending or the development of excess industry capacity could adversely affect our business.

A substantial portion of current and projected demand for GPU compute infrastructure is driven by a small number of large technology companies and government-sponsored AI programs, and any significant reduction in their capital expenditures could have a disproportionately negative impact on the broader GPU compute market. In addition, a substantial portion of our own compute revenue is now expected to be derived from a limited number of customers and contracts, including our recently announced approximately $260 million enterprise engagement. A slowdown, deferral, or reprioritization of AI-related customer spending, or the development of excess industry capacity if anticipated AI workloads do not materialize, could result in pricing pressure, reduced utilization, longer sales cycles, contract renegotiations, or impairment charges, any of which could be magnified by the capital-intensive, owned-asset nature of our expanded business.

Advances in AI model efficiency could reduce demand for GPU compute, adversely affecting the value of our compute business and our owned infrastructure.

A key driver of demand for GPU compute is the scale required to train and run AI models, and consistent advances in AI model efficiency — such as new architectures, training techniques, or algorithmic improvements that achieve equivalent or superior results using significantly less compute — could substantially reduce demand for raw GPU compute capacity. Because we will own GPU hardware rather than relying solely on a distributed network, a significant and sustained reduction in GPU compute demand could reduce the utilization, pricing, and resale or redeployment value of our owned infrastructure, and could require us to recognize accelerated depreciation or impairment charges, in addition to adversely affecting the value of our ATH treasury holdings.

Security breaches and other disruptions affecting our infrastructure or the facilities in which it is housed could compromise sensitive information and expose us to liability.

Our business requires that we collect and store sensitive data, and our information technology and infrastructure are susceptible to attacks by hackers, viruses, employee error, malfeasance, or other activities. In addition, our owned GPU computing infrastructure and the data center facilities in which it is deployed are subject to physical and cybersecurity risks, including attacks by outside parties (whether private or state-backed), human error, malfeasance, insider threats, system vulnerabilities, and inadequate security controls, any of which could result in service outages, unauthorized access to or loss of customer data and workloads, or damage to our infrastructure. Our enterprise customers contract for dedicated infrastructure in part to ensure that their proprietary data remains within a controlled facility boundary, and any physical or cybersecurity incident affecting our infrastructure or the facilities in which it is housed could expose us to service-level penalties, contractual liability, loss of customers, regulatory exposure, and reputational harm.

If our information technology and communications systems, or the infrastructure and facilities on which our compute business depends, fail or experience a significant interruption, our business could be materially and adversely affected.

The efficient operation of our business is dependent on information technology and communications systems, the failure of which could disrupt our business and result in decreased revenue and increased overhead costs. Our expanded business further depends on the continuous operation of owned GPU computing infrastructure housed in third-party data center facilities, and the availability and performance of that infrastructure depend on power, cooling, network connectivity, redundancy systems (including N+1 redundant power), and the performance of the third-party operators of the facilities in which our equipment is installed. The failure of any of these systems or services, including any failure of redundancy or disaster recovery measures, could prevent us from meeting contracted service levels and could materially and adversely affect our reputation, business, and results of operations.

Our expansion into owned GPU infrastructure has materially increased our capital requirements and our dependence on external financing.

We have a history of negative operating cash flows and have funded our operations in part through at-the-market and private placement equity financings, with a significant portion of our liquidity held in ATH, a digital asset whose market price has exhibited substantial volatility. Our expansion into purchasing and owning GPU computing infrastructure has materially increased our capital expenditure requirements and our dependence on external financing, and our liquidity needs are now driven in part by the substantial upfront and ongoing costs of acquiring, deploying, maintaining, and expanding owned hardware and data center capacity. Although our largest contract to date is supported by a customer deposit, prepayment, and monthly in-advance payments on a take-or-pay basis, these amounts may be insufficient to fund our capital requirements, and our reliance on volatile sources of liquidity, including the price of ATH, may further constrain our ability to fund these commitments.